EXHIBIT 99.1

News Release

Media Contacts:	Patrick Ryan	Investor Contacts:	Peter Dannenbaum
	(973) 275-7075		(908) 740-1037

Michael DeCarbo
(908) 740-1807

Kenneth C. Frazier to Retire as Merck CEO; Board Elects Robert M. Davis as Successor;
Frazier to Continue as Executive Chairman

KENILWORTH, N.J., Feb. 4, 2021 – Merck (NYSE: MRK), known as MSD outside the United States and Canada, today announced that Kenneth C. Frazier, chairman and chief executive officer, will retire as CEO, effective June 30, 2021.  Mr. Frazier will continue to serve on Merck’s board of directors as executive chairman, for a transition period to be determined by the board.  The Merck board of directors has unanimously elected Robert M. Davis, Merck’s current executive vice president, global services and chief financial officer, as chief executive officer, as well as a member of the board, effective July 1, 2021. Mr. Davis will become president of Merck, effective April 1, 2021, at which time the company’s operating divisions—Human Health, Animal Health, Manufacturing, and Merck Research Laboratories—will begin reporting to him.

“The board and I are delighted that Rob will serve as Merck’s next CEO,” Mr. Frazier said.  “He has deep knowledge of our company and industry and has been a valued strategic thought partner to me and the Merck senior management team as well as a highly capable finance leader.  Rob has been instrumental in helping Merck take the right actions to adapt to the changing healthcare environment while remaining committed to investing in the scientific innovation that we expect will drive our future growth.  His intellect and proven ability to define and articulate strategies that can be translated into clear and focused operational plans that lead to successful execution are also critical attributes.  Rob personifies the values and integrity that are essential for a leader of Merck. I am confident that he has the strategic and leadership skills necessary to ensure that the company remains fully committed to its core mission of translating cutting-edge science into products and services that save and improve lives while simultaneously adopting new business and operating models that will unlock future value through innovation, digital transformation, and efficiency.”

Les Brun, Merck’s lead independent director, said, “On behalf of the entire Merck board, I thank Ken for his strong and highly principled leadership and his commitment to the company’s core values of scientific excellence, business integrity, patient focus and respect for all people.  Ken’s vision and courage to make difficult changes within Merck, while steadfastly investing in research and development, have positioned Merck well for sustainable future growth.  Under Ken’s leadership, Merck has delivered many innovative lifesaving medicines and vaccines, including KEYTRUDA, GARDASIL 9, and BRIDION, and also focused on other key growth drivers, such as Lynparza, Lenvima, and animal health to create long-term value for its shareholders and other stakeholders.

Ken’s belief in the importance of a strong, values-based culture, and his ability to attract and retain the best talent, will stand as an enduring testament to his concern and care for the people whose skill and commitment will be critical to Merck’s continued success.  These characteristics and accomplishments, coupled with his principled stances on broader public issues, especially those involving intolerance and injustice, make his planned retirement felt so personally by every member of the board.”

“It has been a privilege to serve as Merck’s CEO for the past decade and to work with the most dedicated and talented employees and management team in the industry,” said Mr. Frazier.  “As executive chairman, I look forward to collaborating with Rob and our board of directors to help Merck achieve even higher levels of success.”

Mr. Brun added, “During our succession planning process the board has had an opportunity to witness Rob’s substantial contributions to the company and the leadership team.  He is the right person to lead Merck into the future.  We have tremendous confidence in Rob’s ability to continue to foster innovation and to team with Dean Li, president of Merck Research Laboratories, to drive scientific excellence into the future.  We are particularly pleased that Ken will continue as executive chairman in order to work with Rob and Dean to ensure a smooth transition for the company.”

Mr. Davis joined Merck as chief financial officer in 2014. In 2016 his role was expanded to include the company’s global support functions, which encompass corporate business development, investor relations, information technology, procurement, real estate operations, and corporate strategy.

Mr. Davis said, “I am honored to be appointed the next chief executive officer of Merck.  I thank the board and Ken for their confidence in me.  I plan to continue Ken’s focus on innovation as we aspire to be the premier research-intensive biopharmaceutical company.  This will be a year of great change both for the company and for our industry.  As we work through the pandemic, we will continue to focus on the important work of bringing our medicines and vaccines to those who need them.  Merck will not waver in its role of searching for and developing medically necessary products to improve people’s lives throughout the world.”

About Robert M. Davis

Prior to joining Merck, Mr. Davis was corporate vice president and president of Baxter’s Medical Products business, where he oversaw the successful integration of that company’s Global Medication Delivery and Renal businesses into a single organization encompassing commercial operations, manufacturing and R&D, laying the foundation for sustained growth and a solid R&D pipeline still delivering value today.  Before that, Mr. Davis served as corporate vice president and president of Baxter’s Renal business, as corporate vice president and chief financial officer from May 2006 through May 2010, and as treasurer from 2004 through May 2006. Mr. Davis previously spent more than 14 years at Eli Lilly and Company.

Mr. Davis serves on the board of directors of Duke Energy Corporation and is a member of its compensation and finance committees.  In addition, he is a board member of Project Hope, a non-profit organization focused on empowering health care workers to deliver expert care when and where it is needed most.

Mr. Davis received his J.D. from Northwestern University School of Law, his M.B.A. from Northwestern University’s Kellogg Graduate School of Management and his bachelor’s degree in finance from Miami University.

About Kenneth C. Frazier

Mr. Frazier joined Merck in 1992 as vice president, general counsel and secretary of the Astra Merck group.  He was appointed as vice president of public affairs in 1994, and then in 1997 he assumed the additional responsibilities of assistant general counsel, corporate staff.  Mr. Frazier was promoted to vice president and deputy general counsel in January 1999.  In December 1999, he became senior vice president and general counsel.  In November 2006, he was promoted to executive vice president and general counsel.  Mr. Frazier served as executive vice president and president, Global Human Health, from 2007 to 2010.  He was named president of Merck in May 2010.  Mr. Frazier became Merck’s chief executive officer and a member of its board in January 2011.  He became chairman of the board on December 1, 2011.

He sits on the boards of PhRMA, Weill Cornell Medicine, Exxon Mobil Corporation, Catalyst and Cornerstone Christian Academy in Philadelphia, PA.  He is co-founder and co-chair of OneTen, a coalition of leading organizations committed to upskilling, hiring, and promoting one million Black Americans into family-sustaining jobs.  Mr. Frazier also is a member of the American Academy of Arts and Sciences, the American Philosophical Society, The Business Council, the Council of the American Law Institute, and the American Bar Association.  Additionally, Mr. Frazier is co-chair of the Legal Services Corporation’s Leaders Council.

As a strong advocate for social justice and economic inclusion, Mr. Frazier is the recipient of numerous awards and honors, including the Anti-Defamation League Courage Against Hate Award, the Botwinick Prize in Business Ethics from Columbia Business School, the Legend in Leadership Award from the Yale School of Management, the NAACP Legal Defense and Educational Fund National Equal Justice Award, and the National Minority Quality Forum’s Lifetime Achievement Award.  In 2018, Mr. Frazier was named one of the World’s Greatest Leaders by Fortune Magazine and also was named to the Time 100 Most Influential People.  In 2019, he became the first recipient of the Forbes Lifetime Achievement Award for Healthcare.

Mr. Frazier received his bachelor’s degree from The Pennsylvania State University and holds a J.D. from Harvard Law School.

Earnings Conference Call

Investors, journalists and the general public may access a live audio webcast of Merck’s earnings call today at 8:00 a.m. EST on Merck’s website at https://www.merck.com/investor-relations/events-and-presentations/. Institutional investors and analysts can participate in the call by dialing (833) 353-0277 or (469) 886-1947 and using ID code number 2268598. Members of the media are invited to monitor the call by dialing (833) 353-0277 or (469) 886-1947 and using ID code number 2268598. Journalists who wish to ask questions are requested to contact a member of Merck’s Media Relations team at the conclusion of the call.

About Merck

For 130 years, Merck, known as MSD outside of the United States and Canada, has been inventing for life, bringing forward medicines and vaccines for many of the world’s most challenging diseases in pursuit of our mission to save and improve lives. We demonstrate our commitment to patients and population health by increasing access to health care through far-reaching policies, programs and partnerships. Today, Merck continues to be at the forefront of research to prevent and treat diseases that threaten people and animals – including cancer, infectious diseases such as HIV and Ebola, and emerging animal diseases – as we aspire to be the premier research-intensive biopharmaceutical company in the world. For more information, visit www.merck.com and connect with us on Twitter, Facebook, Instagram, YouTube and LinkedIn.

Forward-Looking Statement of Merck & Co., Inc., Kenilworth, N.J., USA

This news release of Merck & Co., Inc., Kenilworth, N.J., USA (the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. There can be no guarantees with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of the global outbreak of novel coronavirus disease (COVID-19); the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s 2019 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).